Exhibit 99.2

PRESS RELEASE

CEVA ANNOUNCES THE PRICING OF
UNDERWRITTEN PUBLIC OFFERING OF COMMON STOCK

ROCKVILLE, MD, November 18, 2025 — Ceva, Inc. (NASDAQ: CEVA) today announced the pricing of an underwritten public offering of 3,000,000 shares of its common stock at a price to the public of $19.50 per share. All of the shares to be sold in the proposed offering are to be sold by Ceva. In addition, Ceva has granted the underwriters a 30-day option to purchase up to an additional 450,000 shares of its common stock at the public offering price, less underwriting discounts and commissions. The gross proceeds to Ceva from the proposed offering (before deducting underwriters’ discounts and commissions and offering expenses) are expected to be approximately $58.5 million (assuming no exercise of the underwriters' option).

The proposed offering is expected to close on November 20, 2025, subject to the satisfaction of customary closing conditions.

The principal purposes of this proposed offering are to increase Ceva’s financial flexibility, obtain additional capital and to increase its public float. Ceva intends to use the net proceeds from this proposed offering to fund potential acquisitions of, or investments in, complementary technologies or businesses. Ceva may also use the net proceeds from this proposed offering for working capital, capital expenditures, share repurchases and other general corporate purposes.

J.P. Morgan is acting as lead book-running manager for the proposed offering. UBS Investment Bank is acting as junior active book-running manager for the proposed offering. TD Cowen and Stifel are acting as additional book-running managers for the proposed offering. Needham & Company, Rosenblatt, Roth Capital Partners and Loop Capital Markets are acting as co-managers for the proposed offering.

The proposed offering is being made pursuant to a shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2024 and became effective on August 16, 2024. A preliminary prospectus supplement and accompanying prospectus relating to the proposed offering were filed with the SEC, and a final prospectus supplement and accompanying prospectus relating to the proposed offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. When available, copies of the final prospectus supplement and accompanying prospectus relating to the proposed offering may be obtained from: J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at prospectus-eq_fi@jpmchase.com; UBS Securities LLC, Attention: Prospectus Department, 11 Madison Avenue, New York, New York 10010, or by emailing ol-prospectus-request@ubs.com; TD Securities (USA) LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email: TDManualrequest@broadridge.com; and Stifel, Nicolaus & Company, Incorporated, Attention: Prospectus Department, One Montgomery Street, Suite 3700, San Francisco, CA 94104, or by telephone at (415) 364-2720 or by email at syndprospectus@stifel.com.

Prospective investors should read the prospectus forming a part of the registration statement; the preliminary prospectus supplement relating to the proposed offering, the final prospectus supplement relating to the proposed offering, when available, and the other documents that Ceva has filed with the Securities and Exchange Commission for more complete information about Ceva and the proposed offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Ceva, Inc.

At Ceva, we are passionate about bringing new levels of innovation to the smart edge. Our wireless communications, sensing and Edge AI technologies are at the heart of some of today’s most advanced smart edge products. From Bluetooth, Wi-Fi, UWB and 5G platform IP for ubiquitous, robust communications, to scalable Edge AI NPU IPs, sensor fusion processors and embedded application software that make devices smarter, we have the broadest portfolio of IP to connect, sense and infer data more reliably and efficiently. We deliver differentiated solutions that combine outstanding performance at ultra-low power within a very small silicon footprint. Our goal is simple – to deliver the silicon and software IP to enable a smarter, safer, and more interconnected world. This philosophy is in practice today, with Ceva powering more than 20 billion of the world’s most innovative smart edge products from AI-infused smartwatches, IoT devices and wearables to autonomous vehicles and 5G mobile networks.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding Ceva’s expectations of market conditions and the satisfaction of customary closing conditions related to the public offering, and the expected closing of the proposed offering and the anticipated use of proceeds therefrom. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “upcoming” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, the risks and uncertainties inherent in Ceva’s business, including the risks and uncertainties described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Ceva can be found under the heading “Risk Factors” in Ceva’s periodic filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2024, and in the preliminary prospectus supplement related to the proposed offering filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by applicable law, Ceva does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

For more information, contact:

Yaniv Arieli Ceva, Inc. CFO +972.9.961.3770 yaniv.arieli@ceva-ip.com	Richard Kingston Ceva, Inc. VP Market Intelligence, Investor & Public Relations +1.650.220.1948 richard.kingston@ceva-ip.com